UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 27, 2004
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On July 27, 2004, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    July 27, 2004

EXHIBIT INDEX

Exhibit 99.1   Press release, dated July 27, 2004.

Exhibit 99.1-Press release, dated July 27, 2004.

QUANTUM CORPORATION REPORTS FISCAL FIRST QUARTER RESULTS

SAN JOSE, Calif., July 27, 2004 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that revenue for its fiscal first quarter (FQ1’05), ended June 27, 2004, was $173 million, down from $202 million in the fiscal first quarter of 2004 (FQ1’04).  As previously reported, FQ1’05 revenue was lower-than-anticipated due largely to weaker-than-expected sales in the last two weeks of the quarter (for further details, please refer to Quantum’s press release, “Quantum Announces Preliminary Results for Fiscal First Quarter,” issued July 13, 2004).  On the positive side, the company reduced its FQ1’05 operating expenses significantly compared to FQ1’04, from $66 million to $64 million on a GAAP basis and from $64 million to $56 million on a non-GAAP basis.  Gross margin rates in FQ1’05 improved over FQ1’04, from 31% to 34% on a GAAP basis and from 33% to 35% on a non-GAAP basis.  As a result, in FQ1’05, Quantum had a GAAP loss of $10.2 million, or 6 cents per share (versus a loss of 5 cents per share in FQ1’04).  The company achieved a slight non-GAAP profit of just over $500 thousand, or roughly breakeven on a per share basis (versus a loss of 3 cents per share in FQ1’04).  (For a reconciliation of GAAP to non-GAAP figures, please see the accompanying table “GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations.”)

“One of the highlights in the June quarter was the greatly reduced operating expenses and higher gross margin rates Quantum achieved, reflecting the work we’ve done to improve our cost structure,” said Rick Belluzzo, chairman and CEO of Quantum.  “This enabled us to achieve bottom line earnings results at the better end of our expectations, despite the lower-than-anticipated revenue that Quantum – and many other technology companies – experienced in the closing weeks of the quarter.”

Revenue in Quantum’s Storage Systems business for FQ1’05 was $67 million, up slightly from $66 million in FQ1’04 and down from $74 million in the fiscal fourth quarter of 2004 (FQ4’04).  The sequential decline was due to both OEM and channel weakness, particularly at the end of the quarter, as well as a decline in service revenue compared to a particularly strong March quarter.  However, Quantum continued to strengthen the foundation of this business, reducing expenses and increasing gross margin rates, compared to the prior quarter.  The improvement in margin was driven by an unusual combination of positive factors, including a more favorable OEM and product mix, as well as higher service margin.

Among the achievements in the quarter for the Storage Systems business was the tripling in sales of the PX720 enterprise tape library on a sequential basis.  Although this growth was off a small base, it reflects strong customer interest in the PX720 and the reliability, flexibility, scalability and overall value it provides.

Although customers appear to be taking longer to evaluate solutions and complete purchases, they also continued to express significant enthusiasm for Quantum’s DX-Series disk-based enhanced backup systems.  An independent analyst report released in May and based on interviews with DX-Series end users showed that customers achieved an average return on investment of just 12 months and rated the DX-Series a 9 out of a possible 10 in terms of overall satisfaction.

The June quarter was particularly tough with regard to Quantum’s tape drive revenue which declined to $62 million, from $82 million in FQ1’04 and $81 million in FQ4’04.  The sequential decline resulted from lower unit shipments of almost all of the company’s DLT VS™ and SDLT™ products.  In particular, sales of the older DLT 8000 decreased significantly.

In the area of tape media, FQ1’05 revenue was $44 million, down from $54 million in FQ1’04 and $52 million in FQ4’04.  The sequential revenue decline reflected lower Quantum-branded media sales and a shift to more licensee sales and corresponding royalties.

On the positive side, Quantum reduced total tape drive and media operating expenses in FQ1’05 on a sequential basis, a direct result of restructuring actions the company has taken, and continued to improve the underlying cost structure.

Looking toward the remainder of the current quarter and the rest of the fiscal year, Quantum reiterated several priorities:

·

Driving revenue growth – through expanding the market presence of SDLT 600, PX720 and DX100, continuing to focus Quantum’s overall sales and channel programs, and expanding the company’s efforts in emerging markets such as China and India.

·	Continuing to improve gross margins, with the intent of achieving Quantum’s intermediate target in the mid-30 percent range on a sustainable basis.

·	Focusing the company’s technology resources on developing innovative, next-generation backup, recovery and archive systems.

·	Continuing to improve Quantum’s cost structure, building on the progress already achieved but in clear recognition of the need to do more.

Looking to drive costs and operating expenses even lower, Quantum anticipates that it will take restructuring charges in both the September and December quarters.  The company said it is not yet able to quantify specific amounts, or discuss timing, of the charges but expects to be able to do so later in the current quarter once its plans are finalized.  As a result, Quantum said that with the exception of an anticipated $4.5 million in amortization of intangibles, it is unable to quantify its GAAP-based expectations at this time for its fiscal second quarter (FQ2’05).

Providing partial guidance, Quantum said it expects overall revenues to be roughly flat in FQ2’05 on a sequential basis, reflecting caution from the unanticipated end-of-quarter weakness in the June quarter, typical summer softness and the fact that its new products are in the early stages of shipping.  Non-GAAP gross margins, which were unusually high in FQ1’05 because of an atypical combination of positive factors, are expected to be approximately 32-33 percent.  The company expects non-GAAP operating expenses to be in the $57 million to $59 million range, with the increase from FQ1’05 levels reflecting approximately $1 million in increased expenses associated with the documentation of processes to verify compliance with the new Sarbanes-Oxley requirements.  As a result, Quantum expects non-GAAP bottom line results in FQ2’05 to be in the range of breakeven to a loss of 4 cents per share.

“Given the typical summer softness in the current quarter, we’re looking forward to the second half of our fiscal year, when we hope to benefit from a confluence of positive factors,” said Belluzzo.  “These factors include solid ramping of our new products, strong seasonal trends and a sustained improvement in overall IT spending.”

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of special charges, discontinued operations and amortization of acquisition-related intangible assets.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Quantum relies on non-GAAP financial measures in assessing what it believes to be its core operating performance, and to assist in making operating decisions, including staffing, future management priorities and how it will direct future operating expenses.  Quantum’s business changed significantly with the disposition of the hard disk drive business, and total revenue and margins have declined significantly over the past three years.  Because of this, the company has incurred significant charges associated with these changes and “right-sizing” the company toward expected revenue levels.  Quantum excludes the financial impact of these and other items in reviewing what it believes are its core operating results.  In this regard, the company believes that non-GAAP financial measures provide meaningful supplemental information regarding its core operational performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Quantum’s historical operating results and comparisons to competitors’ operating results.  Quantum reports these non-GAAP financial measures because it believes they are useful to investors, providing visibility to supplemental information used by management in its financial and operational decision-making.  In addition, the company has historically reported similar non-GAAP financial measures to its investors and believes the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today, July 27, 2004, at 2 p.m. PDT.  Press and industry analysts are invited to attend in listen-only mode.  Dial-in number: 303-262-2193 (U.S. & International).  Quantum will provide a live audio webcast of the conference call beginning today, July 27, 2004, at 2 p.m. PDT.  Site for the webcast and related information: http://investors.quantum.com/.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage, delivering highly reliable backup, recovery and archive solutions that meet demanding requirements for data integrity and availability with superior price/performance and comprehensive service and support.  Quantum is the world’s largest supplier of half-inch cartridge tape drives, and its DLTtape™ technology is the standard for tape backup, recovery and archive of business-critical data for the mid-range enterprise. Quantum offers the broadest portfolio of tape autoloaders and libraries and is one of the pioneers in the disk-based backup market, providing solutions that emulate a tape library but are optimized for backup and recovery.  Quantum sales for the fiscal year ended March 31, 2004, were approximately $808 million.  Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

###

Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLT, DLT VS, DLTtape, SDLT, Super DLTtape, DLTSage, SuperLoader, DX and MAKO are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, without limitation, statements relating to our business priorities, our plans to reduce overhead and expenses beginning this quarter, our financial outlook for the second quarter of our fiscal year 2005 and our expectation that we will benefit from a confluence of positive factors in the second half of our fiscal year are forward-looking statements within the meaning of the Safe Harbor.   These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, our ability to successfully execute to our product roadmaps and timely ship our products, the risk that lower volumes and continuing price and cost pressures could lead to lower gross margins, media royalties from media manufacturers coming in at lower levels than expected and acceptance of, or demand for, our products being lower than anticipated. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors,” pages 38 to 49 in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2004. In particular, you should review the risk factors on pages 38 to 40 of our Form 10-K under the headings “A large percentage of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments. The loss of, or a significant change in demand from, one or more key customers could materially and adversely affect our business, financial condition and operating results,” “Our operating results depend on new product introductions, which may not be successful, in which case, our business, financial condition and operating results may be materially and adversely affected,” “We have experienced a downward trend in tape media and tape royalty revenues, primarily caused by year-over-year declines in Quantum branded tape media unit sales, and more recently, declines in media prices, which has had a negative effect on our profits and cash flow. If this trend were to continue or worsen, our business, financial condition and operating results may be even further materially and adversely affected,” and “Competition has increased, and may increasingly intensify, in the tape drive and tape automation markets as a result of competitors introducing competing products based on new technology standards, which could materially and adversely affect our business, financial condition and results of operations.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 27, 2004	June 29, 2003
Product revenue	$142,382	$167,187
Royalty revenue	30,302	35,028

Total revenue	172,684	202,215
Cost of revenue	114,636	138,702

Gross margin	58,048	63,513
Operating expenses:
Research and development	22,929	26,931
Sales and marketing	23,414	24,171
General and administrative	11,420	14,191
Special charges	6,410	476

	64,173	65,769

Loss from operations	(6,125)	(2,256)
Interest income and other, net	1,463	2,133
Interest expense	(2,777)	(6,155)

Loss before income taxes	(7,439)	(6,278)
Income tax provision (benefit)	2,750	3,068

Net loss	$(10,189)	$(9,346)

Net loss per share
Basic	$(0.06)	$(0.05)
Diluted	$(0.06)	$(0.05)

Weighted average common and common equivalent shares
Basic	179,713	173,553
Diluted	179,713	173,553

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 27, 2004	June 29, 2003
Product revenue	$142,382	$167,187
Royalty revenue	30,302	35,028

Total revenue	172,684	202,215
Cost of revenue	111,661	135,728

Gross margin	61,023	66,487
Operating expenses:
Research and development	22,531	26,505
Sales and marketing	22,539	22,857
General and administrative	11,295	14,065
Special charges	--	476

	56,365	63,903

Income (loss) from operations	4,658	2,584
Interest income and other, net	1,463	2,133
Interest expense	(2,777)	(6,155)

Income (loss) before income taxes	3,344	(1,438)
Income tax provision (benefit)	2,750	3,068

Net income (loss)	$594	$(4,506)

Net income (loss) per share
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)

Weighted average common and common equivalent shares
Basic	179,713	173,553
Diluted	181,240	173,553

The non-GAAP amounts have been adjusted to eliminate the following:

Restructuring related
Special charges	$6,410	$--

Other
Amortization of intangible assets (1)	4,373	4,840

Income tax effect related to all other charges	--	--

Total non-GAAP adjustments	$10,783	$4,840

Note 1 The amortization of intangibles was allocated as follows:

Cost of revenue	$2,975	$2,974
Research and development	398	426
Sales and marketing	875	1,314
General and administrative	125	126

	$4,373	$4,840

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended				Three Months Ended

	June 27, 2004			June 27, 2004	June 29, 2003			June 29, 2003

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Product revenue	$142,382			$142,382	$167,187			$167,187
Royalty revenue	30,302			30,302	35,028			35,028

Total revenue	172,684			172,684	202,215			202,215
Cost of revenue	114,636	(2,975)	A	111,661	138,702	(2,974)	A	135,728

Gross margin	58,048	2,975		61,023	63,513	2,974		66,487
Operating expenses:
Research and development	22,929	(398)	A	22,531	26,931	(426)	A	26,505
Sales and marketing	23,414	(875)	A	22,539	24,171	(1,314)	A	22,857
General and administrative	11,420	(125)	A	11,295	14,191	(126)	A	14,065
Special charges	6,410	(6,410)		--	476			476

	64,173	(7,808)		56,365	65,769	(1,866)		63,903

Income (loss) from operations	(6,125)	10,783		4,658	(2,256)	4,840		2,584
Interest income and other, net	1,463			1,463	2,133			2,133
Interest expense	(2,777)			(2,777)	(6,155)			(6,155)

Income (loss) before income taxes	(7,439)	10,783		3,344	(6,278)	4,840		(1,438)
Income tax provision (benefit)	2,750			2,750	3,068			3,068

Net income (loss)	$(10,189)	$ 10,783		$594	$(9,346)	$ 4,840		$(4,506)

Net income (loss) per share-basic	$(0.06)	$ 0.06		$0.00	$(0.05)	$ 0.02		$(0.03)
Net income (loss) per share-diluted	$(0.06)	$ 0.06		$0.00	$(0.05)	$ 0.02		$(0.03)

Notes

A. Amortization of intangible assets.

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 27, 2004	March 31, 2004
Assets
Current assets:
Cash and cash equivalents	$213,948	$214,607
Short-term investments	54,800	50,800
Accounts receivable, net of allowance for doubtful accounts of $9,903 and $9,988	106,911	117,397
Inventories	55,403	48,343
Deferred income taxes	27,502	27,514
Service inventories	52,590	51,258
Other current assets	34,457	36,625

Total current assets	545,611	546,544

Long-term assets:
Property and equipment, net	37,370	40,377
Purchased technology and other intangible assets, net	56,501	60,874
Goodwill	45,690	45,690
Other assets	10,927	12,073

Total long-term assets	150,488	159,014

	$696,099	$705,558

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$62,169	$67,341
Accrued warranty	35,128	38,015
Short-term debt	--	537
Other accrued liabilities	115,151	105,991

Total current liabilities	212,448	211,884

Long-term liabilities:
Deferred income taxes	27,124	27,125
Convertible subordinated debt	160,000	160,000
Total stockholders’ equity	296,527	306,549

	$696,099	$705,558